EXHIBIT 99.1

W. R. GRACE & CO. AND SUBSIDIARIES
UPDATED PRO FORMA
FINANCIAL INFORMATION
As of December 31, 2010

Issued February 25, 2011

W. R. GRACE & CO. AND SUBSIDIARIES

PRO FORMA FINANCIAL INFORMATION

The following pro forma financial information (the “Financial Information”) of W. R. Grace & Co. and its Subsidiaries (“Grace”) has been prepared as an update to previous pro forma financial information prepared for the sole purpose of evaluating the feasibility of the proposed Joint Plan of Reorganization (as such plan may be amended or modified, the “Joint Plan”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) of W. R. Grace & Co., certain of its Subsidiaries, the Official Committee of Asbestos Personal Injury Claimants, the Personal Injury Future Claimants’ Representative, and the Official Committee of Equity Security Holders.  The Financial Information was prepared using the consolidated financial statements of Grace, which include certain domestic and international subsidiaries and affiliates that are not debtors in the bankruptcy. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Joint Plan.

WHILE GRACE BELIEVES THAT THE ASSUMPTIONS UNDERLYING THE PRO FORMA FINANCIAL INFORMATION, WHEN CONSIDERED ON AN OVERALL BASIS, ARE REASONABLE IN LIGHT OF CURRENT CIRCUMSTANCES AND EXPECTATIONS, NO ASSURANCE IS GIVEN THAT ANY OF THE ASSUMPTIONS WILL BE ACCURATE. THIS FINANCIAL INFORMATION SHOULD NOT BE REGARDED AS A GUARANTEE OR WARRANTY BY GRACE, ITS ADVISORS, OR ANY OTHER PERSON, AS TO THE ACHIEVABILITY OF THE ASSUMPTIONS INCLUDED IN THE FINANCIAL INFORMATION.  GRACE ASSUMES NO OBLIGATION OR UNDERTAKING TO UPDATE THE FINANCIAL INFORMATION TO REFLECT EVENTS OR CIRCUMSTANCES OCCURRING AFTER THE DATE OF THE FINANCIAL INFORMATION.

The Financial Information contains forward-looking statements, that is, information related to future, not past, events.  Such statements generally include the words “assumes,” “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues” or similar expressions.  For these statements, Grace claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  All assumptions underlying the Financial Information were developed by Grace.  The assumptions disclosed herein are those that Grace believes are significant to the understanding and evaluation of the Financial Information.  Although Grace believes the assumptions used are reasonable under the circumstances, like other businesses, Grace is subject to risks and uncertainties that could cause actual results to differ materially from the Financial Information or that could cause other forward-looking statements to prove incorrect.  Factors that could cause actual results to materially differ from those contained in the forward-looking statements include, without limitation: developments affecting Grace’s bankruptcy, proposed plan of reorganization and settlements with certain creditors, the cost and availability of raw materials (including rare earth) and energy, developments affecting Grace’s underfunded and unfunded pension obligations, risks related to foreign operations, especially in emerging regions, the effectiveness of its research and development and growth investments, its legal and environmental proceedings, costs of compliance with environmental regulation and those factors set forth in Grace’s Annual Report on Form 10-K for the year ended December 31, 2010 (“Grace’s 2010 Form 10-K”) which has been filed with the Securities and Exchange Commission (“SEC”) and is readily available on the Internet at www.sec.gov.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof.  Despite Grace’s efforts to foresee and plan for the effects of changes in these circumstances, Grace cannot predict their impact with certainty.  Consequently, actual results will likely vary from those assumed in the Financial Information, and the variations could be material.  Grace undertakes no obligation to publicly release any revisions to the forward-looking statements contained herein, or to update them to reflect events or circumstances occurring after the date hereof.

The Financial Information was prepared by Grace using guidelines promulgated by the SEC; however, the Financial Information is prepared in a format that may not be comparable to information in our financial statements included in our filings with the SEC.  As a result, investors in Grace common stock should not rely upon the Financial Information.  The Financial Information has not been audited or reviewed by registered independent accountants.

I.    FINANCIAL INFORMATION PRESENTED

The Financial Information includes:

•                  Pro forma consolidated balance sheet of Grace as of December 31, 2010, reflecting the accounting effects of the Joint Plan as if it became effective on that date.

•                  Pro forma consolidated statement of operations of Grace for the year ended December 31, 2010 reflecting the accounting effects of the Joint Plan as if it became effective on December 31, 2009.

The Financial Information has been prepared in conformity with United States Generally Accepted Accounting Principles consistent with the accounting policies currently used by Grace in the preparation of its consolidated financial statements.  A detailed explanation of Grace’s accounting policies is provided in Grace’s 2010 Form 10-K.  The Joint Plan will be accounted for in accordance with FASB Accounting Standards Codification 852, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code” (“ASC 852”).

The Financial Information should be read in conjunction with the significant assumptions, qualifications and notes set forth herein and with the audited consolidated financial statements for the year ended December 31, 2010 contained in Grace’s 2010 Form 10-K.  The historical financial information included herein was derived from such document.  Grace’s 2010 Form 10-K is available at www.grace.com or from the SEC’s EDGAR system at www.sec.gov.

II.   THE JOINT PLAN OF REORGANIZATION

A.   GENERAL TERMS AND ASSUMPTIONS

The Joint Plan is a “hypothetical assumption” until it becomes effective.  The Joint Plan may change significantly as proceedings under Grace’s Chapter 11 cases continue.

The Financial Information assumes that Grace emerged from bankruptcy on December 31, 2010 for the pro forma balance sheet and December 31, 2009 for the pro forma statement of operations with an effective plan of reorganization that includes the following major terms that are included in the Joint Plan:

Asbestos-Related Claims:

•                  Asbestos personal injury claims (“Asbestos PI Claims”) and asbestos property damage claims (“Asbestos PD Claims”) will be resolved through the creation of two separate trusts (the “Asbestos PI Trust” and the “Asbestos PD Trust”), both established pursuant to section 524(g) of the Bankruptcy Code (“Section 524(g)”).

The Grace contribution to the Asbestos PI Trust includes:

•                  Cash of approximately $452 million which includes $250 million pursuant to the asbestos personal injury settlement announced in April 2008 (plus an assumed $23 million of interest from January 1, 2009 to December 31, 2010), and approximately $179 million pursuant to the arrangement described as follows:

In order to ensure that the Sealed Air Indemnified Parties and the Fresenius Indemnified Parties obtain Section 524(g) protection with respect to Asbestos PD Claims, Cryovac and Fresenius will pay a total of approximately $179 million to the Asbestos PD Trust, which amount would otherwise have been paid by Grace for resolved Asbestos PD Claims.  As an offset, the Cryovac and Fresenius payments to the Asbestos PI Trust will be reduced and Grace’s payment to the Asbestos PI Trust will correspondingly increase.

•                  Warrants (“Warrants”) to acquire 10 million shares of Grace common stock at an exercise price of $17 per share expiring one year after the Effective Date of the Joint Plan.

•                  Deferred payments (“PI Deferred Payments”) of $110 million per year for five years beginning January 2, 2019 and of $100 million per year for ten years beginning January 2, 2024.

•                  Rights to proceeds from Grace’s asbestos-related insurance coverage.

The Grace contribution to the Asbestos PD Trust includes:

•                  With respect to Class 7A Claims (Asbestos PD Claims, excluding U.S. and Canadian ZAI PD Claims), a deferred payment obligation to fund Allowed Claims resolved after the Effective Date and Asbestos PD Trust Expenses.

•                  With respect to Class 7B Claims (U.S. ZAI PD Claims), a deferred payment obligation of $30 million payable on the third anniversary of the Effective Date (the “ZAI Deferred Payment”) and up to ten contingent payments of $8 million per year during the 20-year period beginning on the fifth anniversary of the Effective Date.  These contingent payments will be made only in the event certain conditions are met, including that the assets available in the Asbestos PD Trust to pay Class 7B Claims fall below $10 million in value.

•                  With respect to Canadian ZAI PD Claims, a payment of approximately C$8.6 million to the Canadian ZAI PD Claim Fund.

•                  Cryovac will contribute directly to the Asbestos PI Trust and the Asbestos PD Trust a total of (i) cash of $512 million plus accrued interest of 5.5% from December 21, 2002, and (ii) 18 million shares of Sealed Air Corporation common stock.

•                  Fresenius will contribute directly to the Asbestos PI Trust and Asbestos PD Trust a total of $115 million.

Other Claims and Emergence Costs:

•                  Grace will pay approximately $1,120 million (estimated as of December 31, 2010) including accrued interest to satisfy other claims payable at the Effective Date. This includes prepetition bank debt, drawn letters of credit, environmental settlements, income tax settlements, amounts due to vendors and other non-asbestos claims, plus accrued interest for certain of these items.  In addition, emergence costs in the amount of $15 million are assumed to be paid at the Effective Date.  This amount is intended to cover one-time expenses associated with emergence.

Ongoing Liabilities:

•                  Grace will satisfy all other liabilities subject to compromise as they become due and payable after emergence.  Such liabilities are estimated at approximately $364 million as of December 31, 2010 and include amounts for postretirement benefits, income tax contingencies, and environmental contingencies.

The Financial Information assumes payments to claimants as set forth in the Joint Plan.  It assumes no payments for contingencies not contemplated by the Joint Plan, including but not limited to default interest on Grace’s pre-petition bank debt claims (as demanded by the pre-petition bank debt holders and estimated to be approximately $115 million of additional interest as of December 31, 2010).  If any of such contingencies become probable and estimable, Grace would expect to record a liability at that time.

B.   EXIT FINANCING

The Financial Information assumes that Grace will pay claims at emergence with existing cash and borrowings under a new credit facility.  The Financial Information assumes a new $815 million credit facility to fund allowed claims payable on the Effective Date and to provide working capital and letters of credit for post-emergence operations.  Of such amount, $615 million is assumed borrowed on the Effective Date, with $200 million of revolver capacity undrawn and available for future needs.  Origination fees and other costs of the exit financing, including any original issue discount (OID), are assumed to be $20 million.  In addition, Grace assumes it will maintain an existing foreign line of credit of up to 70 million euros.  The Financial Information assumes a weighted average interest rate of 5.4% on borrowings under the new credit facility.  The actual amount of new financing that we will need to fund the Joint Plan, as well as the structure and cost of the financing, will generally depend on the timing of our emergence and the amount of our available cash resources, including net cash from our operating and investing activities prior to emergence, the final resolution costs for our outstanding claims and contingent liabilities, and lending market conditions at the time of emergence.

III.  PRO FORMA FINANCIAL INFORMATION

A.   PRO FORMA BALANCE SHEET — The pro forma balance sheet as of December 31, 2010 reflects the accounting effects of the Joint Plan as if it became effective on that date.  The income tax effects of the pro forma adjustments have been computed at a 35% U.S. Federal income tax rate (state deferred income tax assets carry a full valuation allowance and do not change).

Following is a description of the pro forma adjustments:

1.   Adjustment to Liability and Additional Expense — Reflects a reduction of approximately $157 million of asbestos-related contingencies under the terms of the Joint Plan, partially offset by $15 million of emergence costs, which are assumed fully deductible for tax purposes.  The reduction of total liabilities subject to compromise would reduce deferred tax assets.

2.   Borrowings Under New Credit Agreements — Reflects $615 million of debt issued at emergence.  Cash proceeds will be $595 million after deduction of $20 million for origination fees and other costs of the exit financing, including any OID.

3.   Consideration to the Asbestos Trusts — Reflects the transfer by Grace to the Asbestos PI Trust and the Asbestos PD Trust of (i) cash of approximately $461 million, (ii) the PI Deferred Payments, (iii) the PD Deferred Payment, (iv) the Warrants, and (v) rights to proceeds from Grace’s asbestos-related insurance coverage.  The cash payment includes $250 million pursuant to the asbestos personal injury settlement announced in April 2008 plus an assumed $23 million of interest accrued from January 1, 2009 to December 31, 2010, approximately $179 million of asbestos property damage settlements, including the U.S. ZAI settlement, and C$8.6 million pursuant to the Canadian ZAI Settlement.

The PI Deferred Payments and the ZAI Deferred Payment are valued using annually compounded discount rates of approximately 10.6% and 4.3%, respectively, and have an aggregate estimated net present value of approximately $406 million as of December 31, 2010.  Each of these values has been estimated in the Financial Information using a discounted cash flow model.  The actual valuation of the Deferred Payments will be determined at emergence.  Factors that will impact the valuation include the actual discount rates used to value the Deferred Payments and the passage of time from the date of the Financial Information to the actual date of emergence.  A decrease of 1 percentage point in the discount rate used to value the PI Deferred Payments would increase their value by approximately $48 million and decrease the amount of non-cash interest accretion post emergence.  An increase of 1 percentage point in the discount rate used to value the PI Deferred Payments would decrease their value by approximately $42 million and increase the amount of non-cash interest accretion post-emergence. A delay of 1 month in our emergence would increase the present value of the Deferred Payments by approximately $3.5 million.

Grace expects to recognize income tax deductions on the Deferred Payments when cash payments are made.

We assume that payments of the U.S. ZAI contingent payments are not probable, and no such payments are included in this Financial Information.

The Warrants are assumed to be valued at approximately $160 million using a Black-Scholes model that considers Grace’s stock price and other factors as of the pro forma balance sheet date.  Under current U.S. federal income tax law, the value of the Warrants would be deductible for tax purposes when transferred to the Asbestos PI Trust.  The related deferred income tax assets are reclassified from temporary differences to NOL carryforward.

The transfer of rights to insurance proceeds has no net tax effect as insurance income would be offset by deductions generated from the transfer to the Asbestos PI Trust.

4.   Payment of Remaining Pre-Petition Liabilities — Reflects the payment of prepetition bank debt, drawn letters of credit, environmental settlements, income tax settlements, amounts due to vendors and other non-asbestos claims, accrued interest for certain of these items, and other emergence costs on the Effective Date.  The related deferred income tax assets are reclassified from temporary differences to NOL carryforward.

5.   NOLs and Future Tax Deductions — The Financial Information assumes that Grace will receive U.S. Federal and state income tax deductions attributable to its payment of certain bankruptcy claims.  After the pro forma adjustments to the December 31, 2010 balance sheet, U.S. Federal NOL carryforwards are assumed to increase to approximately $1,031 million (tax effected at approximately $361 million). In addition, under current U.S. federal income tax law, there will be future anticipated deductions of $1,580 million attributable to the PI Deferred Payments and the ZAI Deferred Payment when such deferred payments are made.

These future payments may create additional NOL carryforwards in the years paid. It is assumed that use of these U.S. Federal tax benefits will be unrestricted and that a valuation allowance will not be established.  However, the realization of the tax benefits depends on the amount and timing of future U.S. taxable income and the avoidance of limitation events that would apply in the event that Grace undergoes an “ownership change” (as defined by the Internal Revenue Code).  If Grace were to undergo an ownership change, NOLs and future deductions could be severely restricted or even eliminated in whole or in part.  Accordingly, the Joint Plan provides Grace’s Board of Directors with authority, under certain prescribed circumstances, to impose restrictions on the transfer of Grace common stock.  These restrictions would generally only apply to certain 5% shareholders as provided in the Joint Plan.

6.   Reclassification of Liabilities Subject to Compromise — Certain items that are currently classified as Liabilities Subject to Compromise will not be paid at emergence and will be reclassified to the appropriate liability accounts at emergence.  This includes income tax contingencies, postretirement benefits, and environmental contingencies that will be paid as they come due after emergence.

7.  Gain or Loss at Emergence — The Financial Information assumes that we recognize an after-tax gain of approximately $92 million assuming emergence on December 31, 2010 under the terms of the Joint Plan.  The actual gain or loss recognized when we emerge from bankruptcy will vary from the estimated gain as of December 31, 2010.  The amount of gain or loss will be dependent on the final terms of the plan and the actual valuation of the Deferred Payments and the Warrants among other factors.  The valuation of the Deferred Payments and the Warrants change with changes in interest rates, the passage of time, changes in the value of our common stock and changes in other factors used in valuing these instruments.

B.   PRO FORMA STATEMENT OF OPERATIONS — The pro forma statement of operations reflects the accounting effects of the Joint Plan as if it became effective on December 31, 2009.

The pro forma income adjustments consist of:

1.   Reduction of selling, general and administrative expenses to reflect lower insurance, legal and other non-continuing costs related to the Chapter 11 cases.

2.   Elimination of interest expense for the pre-petition debt and the addition of interest expense for the exit financing.  The Financial Information assumes a weighted average interest rate of 5.4% on borrowings under the new credit facility.

3.   Non-cash interest expense on the PI and ZAI Deferred Payments, assuming a blended rate of approximately 10% for the accretion of interest on these liabilities.

4.   Reduction in Chapter 11 expenses (net of interest income) reflecting the conclusion of the Chapter 11 cases.  Chapter 11, legal, and other related expenses incurred in the year after emergence are assumed to be $15 million, related to the continuation of claims allowance proceedings and other unresolved and administrative matters.

5.   Reclassification of interest income on the Filing Entities’ accumulated cash balances from Chapter 11 expenses to other income to reflect the accounting classification expected to be used after emergence.  Also reflects the elimination of the net currency loss on the intercompany loan and associated hedge contracts that are assumed to be paid off at emergence.

6.   The pro forma adjustments are generally tax effected at a 35% effective tax rate.  Certain Chapter 11 expenses are not deductible.

7.   The Warrants are assumed to be exercised on December 31, 2010.  Grace’s average share price for 2010 was $28.04 per share and therefore, the Warrants would have been dilutive for earnings per share purposes.  Grace’s share price on December 31, 2010 was $35.13.

W. R. Grace & Co. and Subsidiaries

Proforma Condensed Consolidated Balance Sheet

		Proforma Adjustments
		Adjustment to	Borrowings		Payment of
	December 31,	Liability	Under	Consideration	Remaining		December 31,
	2010	and Additional	New Credit	to the	Pre-Petition	Reclassifications	2010
In millions	Reported	Expense	Agreements	Asbestos Trusts	Liabilities	at Emergence	Proforma
ASSETS
Current Assets
Cash and cash equivalents	$1,015.7	$—	$595.0	$(461.1)	$(1,135.4)	$97.8	$112.0
Restricted cash and cash equivalents	97.8	—	—	—	—	(97.8)	—
Trade accounts receivable (including $5.3 from unconsolidated affiliates), less allowance of $7.0	386.1	—	—	—	—		386.1
Inventories	259.3	—	—	—	—	—	259.3
Deferred income taxes	54.7	—	—	—	—	—	54.7
Other current assets	90.6	—	—	—	—	—	90.6
Total Current Assets	1,904.2	—	595.0	(461.1)	(1,135.4)	—	902.7

Properties and equipment, net of accumulated depreciation and amortization of $1,675.2	702.5	—	—	—	—	—	702.5
Goodwill	125.5	—	—	—	—	—	125.5
Deferred income taxes:
Net operating loss carryforward	—	—	—	217.4	143.6	—	361.0
Temporary differences	845.0	(49.6)	—	(217.4)	(149.6)	—	428.5
Asbestos-related insurance	500.0	—	—	(500.0)	—	—	—
Overfunded defined benefit pension plans	35.6	—	—	—	—	—	35.6
Investments in unconsolidated affiliates	56.4	—	—	—	—	—	56.4
Other assets	102.5	—	20.0	—	—	—	122.5
Total Assets	$4,271.7	$(49.6)	$615.0	$(961.1)	$(1,141.4)	$—	$2,734.6

LIABILITIES AND EQUITY (DEFICIT)
Current Liabilities
Debt payable within one year (including $2.3 due to unconsolidated affiliates)	$39.3	—	3.7	—	—	—	$43.0
Accounts payable (including $8.5 due to unconsolidated affiliates)	215.6	—	—	—	—	—	215.6
PI warrant liability	—	—	—	160.0	—	—	160.0
Other current liabilities	278.0	—	—	—	—	19.0	297.0
Total Current Liabilities	532.9	—	3.7	160.0	—	19.0	715.6

Debt payable after one year (including $12.6 due to unconsolidated affiliates)	15.5	—	611.3	—	—	—	626.8
Deferred payment obligations	—	—	—	405.8	—	—	405.8
Deferred income taxes	34.6	—	—	—	—	—	34.6
Income tax contingencies	—	—	—	—	—	81.0	81.0
Underfunded defined benefit pension plans	383.9	—	—	—	—	—	383.9
Unfunded pay-as-you-go defined benefit pension plans	155.9	—	—	—	—	92.4	248.3
Other liabilities	43.6	—	—	—	—	171.8	215.4
Total Liabilities Not Subject to Compromise	1,166.4	—	615.0	565.8	—	364.2	2,711.4

Debt plus accrued interest	911.4	—	—	—	(911.4)	—	—
Income tax contingencies	93.8	—	—	—	(12.8)	(81.0)	—
Asbestos-related contingencies	1,700.0	(156.6)	—	(1,526.9)	—	(16.5)	—
Environmental contingencies	144.0	—	—	—	(77.6)	(66.4)	—
Postretirement benefits	181.1	—	—	—	(21.4)	(159.7)	—
Other liabilities and accrued interest	143.8	—	—	—	(103.2)	(40.6)	—
Other emergence costs	—	15.0	—	—	(15.0)	—	—
Total Liabilities Subject to Compromise	3,174.1	(141.6)	—	(1,526.9)	(1,141.4)	(364.2)	—
Total Liabilities	4,340.5	(141.6)	615.0	(961.1)	(1,141.4)	—	2,711.4

Equity (Deficit)
Common stock issued, par value $0.01; 300,000,000 shares authorized,; outstanding: 2010-73,120,357	0.7	—	—	—	—	—	0.7
Paid-in capital	455.9	—	—	—	—	—	455.9
Retained earnings (Accumulated deficit)	31.7	92.0	—	—	—	—	123.7
Treasury stock, at cost: shares 2010-3,859,403;	(45.9)	—	—	—	—	—	(45.9)
Accumulated other comprehensive loss	(518.1)	—	—	—	—	—	(518.1)
Total W.R. Grace & Co. Shareholders’ Equity (Deficit)	(75.7)	92.0	—	—	—	—	16.3
Noncontrolling interests	6.9	—	—	—	—		6.9
Total Liabilities and Equity (Deficit)	$4,271.7	$(49.6)	$615.0	$(961.1)	$(1,141.4)	$—	$2,734.6

W. R. Grace & Co. and Subsidiaries

Proforma Consolidated Statements of Operations

		Proforma
		Year Ended
		December 31, 2010
		As	Proforma
In millions, except per share amounts	Note	Reported	Adjustments	Proforma

Net sales		$2,675.0	$—	$2,675.0

Cost of goods sold		1,729.6	—	1,729.6
Gross profit		945.4	—	945.4

Selling, general and administrative expenses	1	511.2	(4.7)	506.5
Restructuring expenses and related asset impairments		11.2	—	11.2
Research and development expenses		60.3	—	60.3
Defined benefit pension expense		77.1	—	77.1
Interest expense and related financing costs	2	41.3	(2.2)	39.1
Interest accrued on deferred payments (non-cash)	3	—	41.5	41.5
Provision for environmental remediation		4.5	—	4.5
Chapter 11 expenses, net of interest income**	4,5	17.7	(2.7)	15.0
Equity in earnings of unconsolidated affiliates		(17.8)	—	(17.8)
Other (income) expense, net	5	—	(0.3)	(0.3)
		705.5	31.6	737.1

Income before income taxes		239.9	(31.6)	208.3
Benefit from (provision for) income taxes	6	(32.5)	11.4	(21.1)
Less: Net income loss attributable to noncontrolling interests		(0.3)	—	(0.3)
Net income attributable to W.R. Grace & Co. shareholders		$207.1	$(20.2)	$186.9

Basic earnings per share:
Net income		$2.85	$—	$2.57
Weighted average number of basic shares		72.7	—	72.7

Diluted earnings per share:
Net income		$2.78	$—	$2.39
Weighted average number of diluted shares	7	74.4	3.9	78.3

**  $15.0 million represents estimated reorganization expenses that are assumed to be incurred post-emergence, and does not include any offset for interest income on filing entity cash balances.